UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Selectica, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SELECTICA, INC.

2121 South El Camino Real

San Mateo, California 94403

________________

February 14, 2014

TO THE STOCKHOLDERS OF SELECTICA, INC.

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Selectica, Inc. (the “Company”), which will be held at the Company’s corporate headquarters located at 2121 South El Camino Real, San Mateo, California 94403 on April 10, 2014, at 9:30 a.m. Pacific Time.

Details of the matters to be voted upon and other business to be conducted at the Special Meeting are given in the attached Proxy Statement and Notice of Special Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change the vote reflected on your previously submitted proxy, you may do so automatically by voting in person at the meeting. Detailed instructions on how to submit a proxy or vote your shares can be found in the “How to Vote” section on page 1 of the attached proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Special Meeting.

Sincerely,

MICHAEL BRODSKY
Chairman of the Board

 SELECTICA, INC.

2121 South El Camino Real

San Mateo, California 94403

________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 10, 2014

A Special Meeting of Stockholders (the “Special Meeting”) of Selectica, Inc. (the “Company”) will be held at the Company’s corporate headquarters located at 2121 South El Camino Real, San Mateo, California 94403 on April 10, 2014 at 9:30 a.m. Pacific Time for the following purposes:

1. To ratify the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d); and

2. To transact any other business properly brought before the meeting or any continuation or adjournment thereof.

The foregoing proposals are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on March 7, 2014 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s corporate headquarters located at 2121 South El Camino Real, San Mateo, California 94403, during ordinary business hours for the ten-day period prior to the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL BRODSKY Chairman of the Board

San Mateo, California

February 14, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, April 10, 2014

The proxy statement is available at

https://materials.proxyvote.com/816288

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE THE VOTE REFLECTED ON YOUR PREVIOUSLY SUBMITTED PROXY, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

SELECTICA, INC.

2121 South El Camino Real

San Mateo, California 94403

________________

PROXY STATEMENT

________________

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held April 10, 2014

This proxy statement (“Proxy Statement”) is furnished to the stockholders of Selectica, Inc., a Delaware corporation (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at a Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held on April 10, 2014, at the Company’s corporate headquarters located at 2121 South El Camino Real, San Mateo, California 94403 at 9:30 a.m. Pacific Time, and any adjournment or postponement of the Special Meeting. The eligible shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about March [14], 2014. The cost of this solicitation is being borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

Record Date

The close of business on March 7, 2014 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock (“Common Stock”) of the Company entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, the Company had [●] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

Who Can Vote

Stockholder of Record: Shares Registered in Your Name

If your shares of Common Stock were registered directly in your name with the Company transfer agent, Wells Fargo Bank, National Association, on the Record Date, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy, provided, however, per applicable NASDAQ listing rules, the shares of common stock and Series D Convertible Preferred stock issued to investors in the January 24, 2014 financing will not be eligible to vote for, and votes submitted with respect to such shares will not be counted for, the proposal. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your shares are represented and voted at the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Dealer, Bank or Other Nominee

If your shares were held not in your name, but rather in an account at a broker, dealer, bank or other nominee on the Record Date, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Matters to Be Voted Upon

There is one matter scheduled for a vote:

●

Ratification of the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

Quorum Required

A majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors, present in person or represented by proxy, constitutes a quorum at the Special Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. A broker non-vote occurs when a broker, dealer, bank or other stockholder of record holding shares for a beneficial owner submits a proxy for the Special Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the Special Meeting constitute the holders of less than a majority of the outstanding shares of the Company entitled to vote generally in the election of directors as of the Record Date, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

How to Vote

You may either:

Vote “for” or “against” or abstain from voting for the matter to be voted on.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting or submit a proxy to vote your shares using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

●

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

If you do not mark your voting instructions on the proxy card, your shares (to the extent eligible to vote on each Proposal) will be voted:

1.

For the ratification of the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

Beneficial Owner: Shares Registered in the Name of Broker, Dealer, Bank or other Nominee

If you are a beneficial owner of shares registered in the name of your broker, dealer, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, dealer, bank or other agent. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker or bank to request a proxy form.

If your shares are registered in the name of a broker, dealer or bank, you may be eligible to vote your shares by telephone or through the Internet. A large number of banks and brokerage firms provide eligible stockholders the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting.

THE COMPANY IS UNABLE TO COUNT VOTES RECEIVED IN ANY MANNER OTHER THAN THOSE DESCRIBED ABOVE. After the Special Meeting has been adjourned, any subsequent votes which are submitted to the transfer agent will not be counted.

Votes Required

Proposal 1. To constitute stockholder approval under NASDAQ Marketplace Rule 5635, the affirmative vote of a majority of the total votes cast on this Proposal is necessary for the ratification of the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d). Abstentions and Broker non-votes will not count as votes for or against this Proposal and will have no effect on the outcome.

Certain holders of our Common Stock outstanding as of the Record Date who are eligible to vote on Proposal 1, including our largest beneficial owner of our Common Stock, and certain of our directors and officers who hold shares of our Common Stock, executed voting agreements requiring them to vote their shares constituting approximately [●]% of our Common Stock outstanding as of the Record Date for the approval of Proposal 1.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the meeting, in and of itself, will not revoke a previously submitted proxy.

PROPOSAL NO. 1

RATIFICATION OF the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

Overview

As reported on our Current Report on Form 8-K filed with the SEC on January 27, 2014, which is incorporated herein by reference, on January 24, 2014, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional funds and other accredited investors (the “Investors”), pursuant to which the Company sold and issued 765,605 shares of its common stock (the “Common Shares”), par value $0.0001 per share (“Common Stock”), and 68,047 shares of its newly created Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Stock”), to the Investors at a purchase price of (i) $6.00 per Common Share and (ii) $60.00 per whole Preferred Share (or $6.00 per one-tenth (1/10) of a Preferred Share, which would convert into one share of Common Stock as described below) in a closing that occurred on January 24, 2014 (the “Closing”) (the “Financing”). The Financing was approved by the Company’s Board of Directors, as reviewed and recommended by an independent committee of the Board of Directors.

In addition to the issuance of the Common Shares and Series D Stock, at the Closing the Company issued to each Investor a Warrant to purchase Common Stock (the “Warrants”), initially exercisable for a number of shares of Common Stock equal to 50% of the number of Common Shares and shares of Common Stock underlying the Series D Stock acquired by each Investor.

The information set forth in this Proposal is qualified in its entirety by reference to the actual terms of the agreements entered into in connection with the Financing, which are included as exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2014.

Reasons for the Financing

The Board of Directors determined that the Financing was advisable and in the best interest of our stockholders. We entered into the Financing for a number of reasons, including to raise capital to support our strategic growth plans and to increase our stockholders’ equity in an effort to regain compliance with NASDAQ Marketplace Rule 5550(b)(1) which requires a minimum of $2.5 million in stockholders’ equity.

Description of Series D Stock

Pursuant to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on January 23, 2014 (the “Certificate of Designation”), after stockholder approval, each whole share of Series D Stock will be converted automatically into ten shares of Common Stock at an initial conversion price of $6.00 per share of Common Stock (the “Conversion Shares”). The conversion price of the Series D Stock is subject to broad-based weighted-average anti-dilution adjustment in the event the Company issues securities, other than certain excepted issuances and subject to certain limitations, at a price below the then current conversion price; provided, however, if any reduction on the conversion price of the Series D Stock would require the Company to obtain stockholder approval of the Financing under the NASDAQ Marketplace Rules, the conversion price of the Series D Stock shall be reduced to the maximum rate that would not require such stockholder approval, and the Company shall use commercially reasonable efforts to obtain stockholder approval (“NASDAQ Limitation”). The Investors have also agreed to be subject to a blocker in the Certificate of Designation that would prevent their common stock ownership at any given time from exceeding 19.999% of the Company’s outstanding common stock (except for Investors who beneficially owned common stock in excess of 19.999% prior to the Financing, who are not subject to such limitation) (the “NASDAQ Limitation”).

Following conversion of the Series D Stock, if the Company fails to issue to an Investor a certificate representing the Conversion Shares and fails to register such Conversion Shares, and such Investor had purchased shares of Common Stock on the open market to deliver in satisfaction of a sale by such holder of such Conversion Shares (“Cover Shares”), the Company shall reimburse such Investor for the difference between the price paid for such Cover Shares and the price at which such Investor sold the Conversion Shares (the “Buy-In Provision”).

The Series D Stock is not entitled to a liquidation or dividend preference. Beginning on April 15, 2014, to the extent not previously converted automatically upon stockholder approval, the Series D Stock is entitled to dividends accruing at 10% per annum. The dividends are payable quarterly in cash, beginning on June 30, 2014. Beginning on January 24, 2015, to the extent not previously converted automatically upon stockholder approval, the shares of Series D Stock are redeemable by the Company upon the request of the holders of at least a majority of the then outstanding Series D Stock, to the extent funds are legally available for such redemption. The redemption price shall be equal to the product of (i) the number of shares or fraction of a share of Series D Preferred Stock to be redeemed from each such holder multiplied by (ii) ten (10) times the conversion price then in effect, plus any accrued and unpaid dividends up to, but not including, the redemption date.

If the Company grants, issues or sells any options, convertible securities or rights to acquire securities pro rata to the holders of Company common stock, the Investors have the right to acquire their pro rata portion of such offered securities with respect to their shares of Series D Stock (calculated on an as-converted to Common Stock basis at the then-applicable conversion price) (“Participation Rights”).

The holders of Series D Stock have the right to vote together with the holders of the Company’s Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote, except that the holders of Series D Stock are not eligible to vote their shares of Series D Stock on this Proposal. Holders of Series D Stock are entitled to cast a fraction of one vote for each share of Common Stock that would be issuable to such holder on the record date for the determination of stockholders entitled to vote at a conversion rate the numerator of which is $60.00 (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date) and the denominator of which is the closing bid price per share of the Common Stock on January 24, 2014, as reported by Bloomberg Financial Markets. The Company is not permitted, without the prior consent of holders of at least 66% of the Series D Stock then outstanding, directly or indirectly, to take or agree to take any of the following actions: (i) authorize or issue any class or series of capital stock that ranks senior to or on parity with the Series D Stock; (ii) adopt a plan of liquidation, dissolution or recapitalization of the Company; (iii) enter into any transaction that constitutes a change of control of the Company; (iv) incur indebtedness for borrowed money in excess of $500,000 (other than under the Company’s existing credit facility); (v) amend or repeal the Company’s Certificate of Incorporation, Bylaws or the Certificate of Designation in a way that adversely affects the Series D Stock; or (vi) pay any dividends or redeem or repurchase any shares of capital stock (subject to certain exceptions).

Additionally, pursuant to the terms of the Purchase Agreement, the Company agreed not to issue any equity securities, subject to certain exceptions, for a period of 90 days following January 24, 2014 without the consent of the holders of a majority of the Common Shares and shares of common stock issuable upon exercise of the Warrants. The Company further agreed for a three year period or until the Investors no longer hold any of their equity securities purchased in the Financing not to issue any debt or equity securities that are convertible into, exchangeable for, or include the right to receive additional shares of common stock either (i) at a conversion, exercise or exchange rate that is based upon or varies with the trading prices for the shares of the Company’s Common Stock or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for its Common Stock. The Company further agreed to not enter into any agreement whereby the Company may sell securities at a future determined price, and the Company agreed to not sell, offer for sale, or solicit offers to buy any securities that will be integrated with the offer and sale of the Common Shares, Series D Stock and Warrants under the Purchase Agreement in a manner that would require the registration of such securities under the Securities Act of 1933, as amended (the “Securities Act”).

Description of Warrants

The Warrants issued to the Investors at the Closing are initially exercisable for 723,030 shares of common stock (“Warrant Shares”). The exercise price of the Warrants is $7.00 per share. The Warrants have a five-year term, are not exercisable for the first six months following the date of issuance and include a cashless exercise provision which is only applicable if the Warrant Shares are not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144 under the Securities Act.

The Warrants contain a Buy-In Provision and provide the Investors Participation Rights with respect to the number of Warrant Shares. The Company may not enter into a merger, consolidation, or other sale of the Company unless the acquirer of the Company agrees to assume and be bound by the terms of the Warrants.

The Company, at its election, may redeem the Warrants in the event the closing bid price per share of Company Common Stock is at least $11.55 for 25 consecutive trading days in a period of 30 consecutive trading days commencing after the registration statement for the Common Shares, the Conversion Shares and the Warrant Shares is declared effective by the SEC. In any 90-day period, the Company may not redeem more than the lesser of 50% of the Warrants Shares represented by the Warrants initially issued to each Investor or the number of Warrant Shares represented by the Warrants then held by each Investor.

Registration Rights Agreement

In connection with the Financing, the Company entered into a Registration Rights Agreement, dated as of January 24, 2014, (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company is obligated to file a registration statement (the “Registration Statement”) with the SEC not later than 45 days after the date of the Closing, registering for resale (i) the Common Shares sold to the Investors, (ii) the Conversion Shares, (iii) the Warrant Shares issuable under the Warrants, and (iv) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Certificate of Designation or the Warrants. The Company has agreed to cause the Registration Statement to be declared effective on or prior to the 90th day after the Closing (the 120th day if the SEC reviews the Registration Statement), and has agreed to file additional registration statements if necessary. Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the resale registration statements until all securities registered thereunder are sold or otherwise can be sold without restriction pursuant to Rule 144 under the Securities Act. The Registration Rights Agreement includes liquidated damages provisions in the event the Company fails to file or maintain the effectiveness of the registration statements. The Company is not registering the Series D Stock or the Warrants. Additionally, under the terms of the Registration Rights Agreement, the Investors have piggy-back registration rights with respect to their Common Shares and the shares of common stock underlying their Series D Stock and Warrants, subject to customary cutbacks.

Voting Agreements

In connection with the Financing, certain of the Company’s directors and stockholders entered into Voting Agreements (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the parties thereto have agreed to vote in favor of this Proposal.

Possible Effects on Rights of Existing Stockholders

We issued 765,605 Common Shares, 68,047.0 shares of Series D Stock and Warrants exercisable for 723,030 shares of our Common Stock to the Investors at the Closing. Any additional equity or convertible debt financings in the future could result in further dilution to our stockholders. Additionally, sales in the public market of the Common Shares or the shares of Common Stock acquired upon conversion of shares of the Series D Stock or exercise of the Warrants, or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and impair our ability to raise funds in additional stock financings. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Possible Effects on Rights of Existing Stockholders if Proposal 1 Is Not Approved

Unless stockholder approval of this Proposal is received or unless our stockholders approve a similar proposal at a subsequent meeting, the Series D Stock will remain outstanding in accordance with their terms. If the stockholders do not approve this Proposal prior to April 15, 2014, we will be required to pay quarterly dividends on the Series D Stock, on a cumulative basis, at the rate of 10% per annum, to the extent funds are legally available for such redemption. In addition, so long as the Series D Stock remains outstanding, the Company will be restricted from taking certain actions without the approval of holders of at least 66% of the outstanding shares of Series D Stock, including issuing additional shares of equity that are senior to or on parity with the Series D Stock or entering into a change of control of the Company. Furthermore, beginning on January 24, 2015, the shares of Series D Stock are redeemable by the Company upon the request of the holders of at least a majority of the then outstanding Series D Stock, to the extent funds are legally available for such redemption.

Reasons for Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market and, as such, we are subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(d) requires that an issuer obtain stockholder approval prior to the issuance of common stock if such issuance is for less than the greater of book or market value of the common stock and would equal 20% or more of the common stock or voting power of the issuer outstanding before the issuance. The initial conversion price of the Series D Stock is $6.00, which is less than the greater of the book or market value of our Common Stock immediately before the Closing. In addition, the terms of the Series D Stock include anti-dilution adjustments that could result in a reduction of the conversion price in the future. If this Proposal is approved, the issuance of our Common Stock upon conversion of the Series D Stock, when combined with the Common Shares issued and sold to the Investors at the Closing, will exceed 20% of our Common Stock currently outstanding. We seek your approval of this Proposal in order to satisfy the requirements of NASDAQ Marketplace Rule 5635(d) with respect to the issuance of the Common Stock upon conversion of the Series D Stock.

Additionally, under the terms of the Purchase Agreement, the Company agreed to obtain ratification by the stockholders of the sale and issuance of the Common Shares, Series D Stock, the Conversion Shares and the Warrants. We seek your approval of this Proposal in order to satisfy the requirements under the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company is required to submit this Proposal to our stockholders not later than April 15, 2014. Approval of this Proposal will constitute approval pursuant to NASDAQ Marketplace Rule 5635(d) and under the terms of the Purchase Agreement. In the event this Proposal is not approved by the Company’s stockholders at the Special Meeting, the Company shall take all action necessary to call up to three (3) additional meetings of its stockholders for the purpose of seeking approval of this Proposal, to be held promptly following the completion of the Special Meeting and in no event no later than January 24, 2015, to the extent reasonably practicable.

Vote Required

This Proposal to ratify the issuance and sale of the Common Shares, Series D Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of the Conversion Shares as required by and in accordance with NASDAQ Marketplace Rule 5635(d) will be approved if a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting are voted in favor of such ratification and approval.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE TERMS OF THE ISSUANCE AND SALE OF THE COMPANY’S COMMON STOCK, SERIES D PREFERRED STOCK AND WARRANTS EXERCISABLE INTO SHARES OF THE COMPANY’S COMMON STOCK, AND THE APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE COMPANY’S SERIES D PREFERRED STOCK AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D).

Certain of our directors and stockholders, who have signed Voting Agreements, have agreed to vote FOR Proposal 1.

Unless marked otherwise, proxies received will be voted FOR Proposal 1.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of February 3, 2014, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent 5% of the Company’s outstanding shares, (ii) each of the Company’s current directors and named executive officers and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following tables does not necessarily reflect the person’s actual voting power at any particular date. The Company has relied upon the contents of statements filed with the SEC pursuant to Section 13(d) of the Exchange Act.

To the Company’s knowledge, except as indicated in the footnotes to these tables and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to all shares of the Company as beneficially owned by them.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series D Convertible Preferred Stock	Diker Management LLC (1) 730 Fifth Avenue, 15th Floor, New York, NY 10019	17,645.9	25.56%
Series D Convertible Preferred Stock	Lloyd I. Miller III (2) 222 Lakeview Ave., Suite 160-365 West Palm Beach, FL 33401	15,046.9	21.80%
Series D Convertible Preferred Stock	Austin W. Marxe, David M. Greenhouse, and Adam Stettner (3) 527 Madison Avenue, Suite 2600, New York, NY, 10022	6,335.7	9.18%
Series D Convertible Preferred Stock	J. Carlo Cannell (4) 310 East Pearl Street, Unit A, P.O. Box 3459, Jackson, WY 83001	7,842.7	11.36%

Note:	Percentage of ownership is based on 69,027.4 shares of Series D Convertible Preferred Stock of the Company outstanding on February 3, 2014.

(1)

Consists of 1,176.4 shares held by Diker Microcap Fund LP (“DMF”) as of February 3, 2014 and 16,469.5 shares held by Unterberg Koller Capital Fund LP (“UKC”). Diker GP LLC is the general partner of DMF, and Diker-UKC GP LLC is the general partner of UKC. Diker Management LLC is the investment management company for DMF and UKC and shares voting and investment control over the portfolio securities of each fund.

(2)

Includes 15,046.9 shares beneficially held by Mr. Miller as of February 3, 2014, with sole voting and dispositive power as to all of the shares. Mr. Miller has sole voting and dispositive power with respect to 8,125.3 of the reported securities as a manager of a limited liability company that is the general partner of a certain limited partnership. Mr. Miller has sole voting and dispositive power with respect to 6,921.6 of the reported securities as a manager of a limited liability company that is the investment advisor to the trustee of certain family trusts.

(3)

Consists of (i) 1,710.7 shares held by Special Situations Private Equity Fund, L.P. (“SSFPE”) as of February 3, 2014, (ii) 696.9 shares held by Special Situations Technology Fund, L.P. (“SSFTech”) as of February 3, 2014, and (iii) 3,928.1 shares held by Special Situations Technology Fund II, L.P. (“SSFTechII”) as of February 3, 2014. AWM Investment Company, Inc. (“AWM”) is the investment adviser to SSFPE, SSFTech and SSFTechII. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above.

(4)

Includes 7,842.7 shares beneficially held by Mr. J. Carlo Cannell as of February 3, 2014, with sole voting and dispositive power as to all of the shares. Mr. Cannell has sole voting and dispositive power with respect to 4,263.90 of the reported securities as the managing member of a limited liability company that is the general partner of and investment adviser to Tonga Partners, L.P. Mr. Cannell has sole voting and dispositive power with respect to 2,184.3 of the reported securities as the managing member of a limited liability company that is the investment sub-advisor to a certain limited liability company. Mr. Cannell has sole voting and dispositive power with respect to 1,394.50 of the reported securities as the managing member of a limited liability company that is the investment advisor to a certain separately managed account.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Steel Partner Holdings, L.P. (1) 590 Madison Avenue, 32nd Floor New York, NY 10022	415,750	8.71%
Common Stock	Lloyd I. Miller III (2) 222 Lakeview Ave., Suite 160-365 West Palm Beach, FL 33401	1,165,028	23.84%
Common Stock	Austin W. Marxe, David M. Greenhouse, and Adam Stettner (3) 527 Madison Avenue, Suite 2600, New York, NY, 10022	480,567	9.99%
Common Stock	Alan Howe (4)	30,692	*
Common Stock	Lloyd Sems (5)	247,398	5.16%
Common Stock	Blaine Mathieu	0	*
Common Stock	Todd Spartz (6)	38,482	*
Common Stock	Michael J. Casey (7)	30,151	*
Common Stock	J. Michael Gullard (8)	37,264	*
Common Stock	Michael Brodsky (9)	136,247	2.82%
	All executive officers and directors as a group (8 persons) (10)	520,234	10.65%

________________

* Less than 1% of the outstanding shares of Common Stock.

Note:	Percentage of ownership is based on 4,773,722 shares of Common Stock of the Company outstanding on February 3, 2014.

(1)

Includes 415,750 shares deemed beneficially held by each of Steel Partners Holdings L.P., SPH Group LLC, SPH Group Holdings LLC, and Steel Partners Holdings GP Inc. as of October 23, 2013, with shared voting and dispositive power as to all of the shares. Steel Partners Holdings L.P. owns 99% of the membership interests of SPH Group LLC. SPH Group LLC is the sole member of SPH Group Holdings LLC. Steel Partners Holdings GP Inc. is the general partner of Steel Partners Holdings L.P., the managing member of SPH Group LLC and the manager of SPH Group Holdings LLC. By virtue of these relationships, each of Steel Partners Holdings L.P., SPH Group LLC and Steel Partners Holdings GP Inc. may be deemed to beneficially own the Shares owned directly by SPH Group Holdings LLC. This information is based on a Schedule 13D/A filed by the parties on October 28, 2013.

(2)

Includes 1,165,028 shares beneficially held by Mr. Miller as of February 3, 2014. Mr. Miller has sole voting and dispositive power with respect to 626,602 of the reported securities (which includes 61,342 shares of Common Stock issuable upon the exercise of a warrant exercisable within 60 days of February 3, 2014) as a manager of a limited liability company that is the general partner of a certain limited partnership. Mr. Miller has sole voting and dispositive power with respect to 536,326 of the reported securities (which includes 52,253 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of February 3, 2014) as a manager of a limited liability company that is the investment advisor to the trustee of certain family trusts. Mr. Miller has shared voting and dispositive power with respect to 2,100 of the reported securities as the investment advisor to the trustee of a family trust.

(3)

Consists of (i) 119,246 shares of Common Stock and warrants to acquire 68,176 shares of Common Stock held by SSFPE of which warrants to acquire 10,192 shares of Common Stock are exercisable within 60 days of February 3, 2014 as a result of the beneficial ownership limitations included therein, (ii) 48,984 shares of Common Stock and warrants to acquire 27,976 shares of Common Stock held by SSFTech of which warrants to acquire 4,193 shares of Common Stock are exercisable within 60 days of February 3, 2014 as a result of the beneficial ownership limitations included therein, and (iii) 274,482 shares of Common Stock and warrants to acquire 156,881 shares of Common Stock held by SSFTechII of which warrants to acquire 23,470 shares of Common Stock are exercisable within 60 days of February 3, 2014 as a result of the beneficial ownership limitations included therein. AWM is the investment adviser to SSFPE, SSFTech and SSFTechII. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above.

(4)	Includes 25,692 shares of Common Stock held by Mr. Howe and 5,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 3, 2014.

(5)

Includes 85,644 shares of Common Stock held by Mr. Sems, 8,334 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 3, 2014, 138,420 shares of Common Stock held beneficially by Sems Strategic Value, LP and Sems Diversified Value, LP, of which Mr. Sems is the managing member of the general partner, and 15,000 shares of Common Stock issuable upon exercise of a warrant exercisable within 60 days of February 3, 2014 held beneficially by Sems Diversified Value, LP, of which Mr. Sems is the managing member of the general partner.

(6)	Reflects 34,423 shares of Common Stock held by Mr. Spartz and 4,059 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of February 3, 2014.

(7)	Includes 25,151 shares of Common Stock held by Mr. Casey and 5,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 3, 2014.

(8)

Includes 16,192 shares of Common Stock held by Mr. Gullard, 10,715 shares of Common Stock held beneficially by The Gullard Family Trust, of which Mr. Gullard is the trustee, 5,357 shares of Common Stock issuable upon exercise of a warrant exercisable within 60 days of February 3, 2014 held beneficially by The Gullard Family Trust, of which Mr. Gullard is the trustee, and 5,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 3, 2014.

(9)

Includes 26,662 shares of Common Stock held by Mr. Brodsky, 46,429 shares of Common Stock held beneficially by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner, 23,214 shares of Common Stock issuable upon exercise of a warrant exercisable within 60 days of February 3, 2014 held beneficially by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner, 17,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 3, 2014 and 22,442 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of February 3, 2014.

(10)

Includes 409,328 shares of Common Stock, 40,834 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 3, 2014, 26,501 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of February 3, 2014, and 43,571 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of February 3, 2014.

DOCUMENTS INCORPORATED BY REFERENCE

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are “incorporating by reference” into this proxy statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this proxy statement. Information that we file subsequently with the SEC will automatically update and supersede this information.

We incorporate by reference into this proxy statement the following documents filed with the SEC (Commission File No. 000-29637), and any future documents that we file with the SEC prior to our special meeting, excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act:

●	Our Annual Report on Form 10-K for the year ended March 31, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013;

●

Our Current Reports on Form 8-K filed on August 7, 2013 (file no. 000-29637-131016023), August 8, 2013 (file no. 000-29637-131020127), August 27, 2013 (file no. 000-29637-131062958 ), September 4, 2013 (file no. 000-29637-131078540), September 12, 2013 (file no. 000-29637-131094641), November 7, 2013 (file no. 000-29637-131201764), December 10, 2013 (file no. 000-29637-131267164), January 27, 2014 (file no. 000-29637-14547587), January 29, 2014 (file no. 000-29637-14555216), and February 6, 2014 (file no. 000-29637-14577592); and

●

Our Definitive Proxy Statement on Schedule 14A filed on July 23, 2013 in connection with our 2013 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K.

This proxy statement or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed in this proxy statement. The descriptions of these agreements contained in this proxy statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this proxy statement.

We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents, without charge, if you write us at: Selectica, Inc., 2121 South El Camino Real, San Mateo, California 94403, Attention: Stockholder Services, or contact the Company’s Corporate Secretary by telephone at (408) 570-9700. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at http://www.selectica.com.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Selectica, Inc., 2121 South El Camino Real, San Mateo, California 94403, Attn: Corporate Secretary, or contact the Company’s Corporate Secretary by telephone at (408) 570-9700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in the Company’s proxy materials relating to its 2014 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than March 31, 2014. However, if the date of next year’s Annual Meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy is instead a reasonable time before the Company begins to print and mail its proxy materials. Such stockholder proposals should be addressed to Selectica, Inc., 2121 South El Camino Real, San Mateo, California 94403, Attn: Stockholder Services.

Requirements for Stockholder Proposals to Be Brought Before the Annual Meeting.

The Company’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an Annual Meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company not less than 70 nor more than 90 calendar days prior to the anniversary of the date of the immediately preceding Annual Meeting of stockholders (as specified in the Company’s proxy materials for its immediately preceding Annual Meeting of stockholders). However, if the date of next year’s Annual Meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (i) the 70 day prior to the date of such Annual Meeting or (ii) the ten day period following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjournment of an Annual Meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Company’s Secretary must set forth the information required by the Company’s bylaws with respect to any nomination for election to the Board and any other matter the stockholder proposes to bring before the Annual Meeting. A stockholder seeking to nominate a director candidate for election to the Board should also comply with the notice and information requirements specified in our Corporate Governance Guidelines, which are available to stockholders from the Secretary of the Company upon written request.

Pursuant to Rule 14a-4(c) promulgated under the Exchange Act (“Rule 14a-4(c)”), if a stockholder who intends to present a proposal at the 2014 Annual Meeting of stockholders does not notify the Company of such proposal on or prior to June 14, 2014, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2014 Proxy Statement. If the date of next year’s Annual Meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for notice of such proposal is instead a reasonable time before the date of the 2014 Annual Meeting of stockholders.

MISCELLANEOUS AND OTHER MATTERS

Other Business-If any other items or matters properly come before the Special Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

The Board knows of no other matters to be presented for stockholder action at the Special Meeting. However, if other matters do properly come before the Special Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL BRODSKY Chairperson

San Mateo, California

February 14, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1.

1. To ratify the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box ☐ Indicate changes below:

Date ______________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy.

If held in joint tenancy, all persons should sign.

Trustees, administrators, etc., should include title and

authority. Corporations should provide full name of

corporation and title of authorized officer signing the

Proxy.

SELECTICA, INC.

SPECIAL MEETING OF STOCKHOLDERS

Thursday, April 10, 2014

9:30 a.m. Pacific Time

Selectica Company Headquarters

2121 South El Camino Real

San Mateo, CA 94403

Selectica, Inc.

This proxy is solicited by the Board of Directors for use at the Special Meeting on April 10, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Proposal 1.

By signing the proxy, you revoke all prior proxies to the extent revocable and appoint Blaine Mathieu and Todd Spartz, or either of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.